Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                    ARRAN2005

Arran Funding Limited - Series:             05-B

ABS - Credit Card - Bank, Closing Date:     December 15, 2005

As at:                                           May 15, 2006

                      RATING (S&P/Moodys/Fitch)       POOLFACTOR        PAY       NEXT PAY                     COUPON
TRANCHE    CURRENCY    ORIGINAL       CURRENT     ORIGINAL  CURRENT  FREQUENCY      DATE           BASIS                    CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1     USD     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%   Quarterly   15 Jun 2006  3 Mth $ LIBOR       + 0.05%   4.96000%
Class A2     EUR     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%    Monthly    15 Jun 2006  1 Mth EURIBOR       + 0.09%   2.72700%
Class A3     GBP     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%   Quarterly   15 Jun 2006  3 Mth (pound) LIBOR + 0.09%   4.67219%
Class B3     GBP        A/A1/A         A/A1/A       100%      100%   Quarterly   15 Jun 2006  3 Mth (pound) LIBOR + 0.26%   4.84219%
Class C1     USD     BBB/Baa2/NR    BBB/Baa2/NR     100%      100%   Quarterly   15 Jun 2006  3 Mth $ LIBOR       + 0.40%   5.31000%
Class C3     GBP     BBB/Baa2/NR    BBB/Baa2/NR     100%      100%   Quarterly   15 Jun 2006  3 Mth (pound) LIBOR + 0.46%   5.04219%

      Scheduled start of Controlled Accumulation Period:    1 June, 2009
      Expected maturity:                                    15 December, 2010
      Legal final maturity:                                 15 December, 2012
      Structure:                                            Sr/sub Seq Pay
      Tax Election:                                         Debt
      Amort. Type:                                          Soft Bullet
      Transferors:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
      Originators:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
      Servicer:                                             RBS Cards, a division of The Royal Bank of Scotland plc
      Trustee:                                              Bank of New York (The)
      Underwriter:                                          The Royal Bank of Scotland plc

Pool Performance

Month end           Gross       Expense     Gross Charge      Excess         Excess       Transferor Interest
                  Yield (%)     Rate (%)    Off Rate (%)    Spread (%)     Spread (%)        %          Min %
                                                                          Roll 1/4 Ave
Apr 30, 2006        16.60%       4.98%          5.72%         5.89%          6.33%         41.51%         6%
Mar 31, 2006        20.15%       6.06%          7.25%         6.84%          6.76%         41.18%         6%
Feb 28, 2006        16.86%       5.11%          5.48%         6.27%           N/A          43.52%         6%
Jan 31, 2006        18.43%       5.49%          5.77%         7.16%           N/A          44.22%         6%
Dec 31, 2005        18.30%        N/A           5.77%          N/A            N/A          45.42%         6%

      Note: Bonds were issued on 15th December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.

Delinquencies (Principal receivables which are 30 days or more past due)

                                         (% Pool)
                 -------------------------------------------------------
Month end           30-59 days   60-89 days   90-179 days   180+ days      Total
---------           ----------   ----------   -----------   ---------      -----

Apr 30, 2006           1.32%        0.98%         2.30%        3.28%       7.88%
Mar 31, 2006           1.25%        0.96%         2.27%        3.17%       7.65%
Feb 28, 2006           1.27%        0.92%         2.19%        3.07%       7.46%
Jan 31, 2006           1.21%        0.88%         2.15%        2.93%       7.17%
Dec 31, 2005           1.12%        0.88%         2.06%        2.82%       6.88%

Payment Rate

                         Payments                             Pool balance
                    -------------------------------           ------------
Month End           Total ((pound)000)     Rate (%)            (pound)000

Apr 30, 2006              977,762           19.57%              5,033,594
Mar 31, 2006            1,302,500           24.99%              4,996,352
Feb 28, 2006            1,071,000           20.31%              5,212,805
Jan 31, 2006            1,239,187           23.00%              5,272,903
Dec 31, 2005            1,200,032           22.34%              5,386,670

Average Actual Balance:     (pound)     1,087

Number of Accounts:                 4,629,817

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of May, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business